SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES

EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

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Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

FLORIDA PUBLIC UTILITIES COMPANY

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FLORIDA PUBLIC UTILITIES COMPANY

401 SOUTH DIXIE HIGHWAY

WEST PALM BEACH, FLORIDA 33401

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD MAY 10, 2005

April 4, 2005

To the Common Shareholders of

FLORIDA PUBLIC UTILITIES COMPANY:

Notice is hereby given that the Annual Meeting of Shareholders of Florida Public Utilities Company will be held at our corporate headquarters, 401 South Dixie Highway, West Palm Beach, Florida 33401, on Tuesday, May 10, 2005, at 11:00 A.M., local time, for the following purposes:

1.

Election of one director;

2.

To approve a Non-Employee Director Compensation Plan;

3.

To approve an amendment to the Company’s Employee Stock Purchase Plan to increase the number of shares of common stock available under this Plan by 100,000 treasury shares; and

4.

To ratify the appointment of BDO Seidman, LLP as the Company’s registered independent public accounting firm.

Further information regarding the business to be transacted at the meeting is described in the accompanying Proxy Statement.

Only the holders of record of common stock at the close of business on March 15, 2005 will be entitled to vote at the meeting or any adjournment thereof. Whether or not you plan to attend the meeting, you are respectfully requested to read the accompanying Proxy Statement and then date, sign and return the enclosed proxy.   A list of shareholders entitled to vote at the annual meeting will be available for examination by any shareholder at our corporate headquarters for the ten days prior to the annual meeting and at the meeting.

By order of the Board of Directors,

/s/ George M. Bachman

George M. Bachman

Secretary

FLORIDA PUBLIC UTILITIES COMPANY

401 SOUTH DIXIE HIGHWAY

WEST PALM BEACH, FLORIDA 33401

PROXY STATEMENT

FOR

ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD MAY 10, 2005

---------------------

April 4, 2005

The accompanying proxy is solicited on behalf of the Board of Directors of Florida Public Utilities Company (the "Company") for use at the Annual Meeting of Shareholders of the Company (the "Annual Meeting") to be held on Tuesday, May 10, 2005, and at any adjournment thereof.  A shareholder who gives a proxy retains the right to revoke it any time before it is voted.  A shareholder may revoke a proxy by sending in another signed proxy with a later date, notifying our Corporate Secretary in writing of revocation of the proxy or voting in person at the meeting.  A proxy when given and not so revoked will be voted.  This proxy statement and the accompanying proxy are being mailed to shareholders commencing on or about April 4, 2005.

The cost of soliciting proxies is to be borne by the Company.  The Company will, upon request, pay brokers and other persons holding stock in their names or in the names of nominees, their expenses for sending proxy material to principals and obtaining their proxies. In addition to the solicitation of proxies by mail, proxies may be solicited by personal interview, telephone or facsimile by certain of the Company's employees without compensation therefore.

STOCK OUTSTANDING AND VOTING RIGHTS

As of March 15, 2005, the record date for the determination of shareholders entitled to vote at the meeting, the Company had outstanding 3,960,619 shares of common stock, $1.50 par value per share, the only class of stock of the Company outstanding and entitled to vote at the meeting. The holders of common stock are entitled to one vote for each share registered in their names on the record date with respect to all matters to be acted upon at the meeting.  Only shareholders of record at the close of business on March 15, 2005, the record date, will be entitled to vote at the Annual Meeting or any adjournment thereof.  Assuming a quorum is present, either in person or by proxy, a plurality of the votes cast is required for election of the director nominee and a majority of the shares present in person or by proxy at the meeting is required for approval of the Non-Employee Director Compensation Plan, the amendment of the Company’s Employee Stock Purchase Plan and ratification of the appointment of BDO Seidman as the Company’s registered independent public accounting firm.  Therefore, any shares of common stock that are not voted at the Annual Meeting, whether by abstention, broker non-vote or otherwise, will have no effect on the election of the director.  Shares present at the meeting but not voted by abstention, broker non-vote or otherwise with respect to any of the other proposals will effectively be a vote against such proposal.

BUSINESS OF THE MEETING

Proposal 1:

Election of Director

To be elected for term ending in 2008

The Board of Directors currently consists of five members organized into three classes, with each director elected to serve for a three-year term.  At this time there is one vacancy on the Board of Directors.  There is presently one director in Class I (term expiring in 2005), two directors in Class II (term expiring in 2006) and one director in Class III (term expiring in 2007).  The vacancy on the Board was created in March 2005 due to the resignation of Mr. Rudy E. Schupp.  Mr. Schupp had served on the Board since 1998.  The Nominating and Corporate Governance Committee of the Board will endeavor to identify an appropriate candidate to fill this vacancy as soon as practicable.   The Board of Directors has considered the independence of each member of the Board and has concluded that each of Messrs. Hitchins and Maddock and Mrs. Benoit are independent, as independence is defined by the applicable rule of the America Stock Exchange.  There are no arrangements or understandings between any director and any other person pursuant to which any director was elected.  There are no family relationships among our directors and executive officers.

One Class I director will be elected at our 2005 annual meeting to serve for a three-year term expiring at our annual meeting in the year 2008.  The Nominating and Corporate Governance Committee has nominated Paul L. Maddock, Jr.  Mr. Maddock is currently serving as a Class I director, having previously been elected at the 2002 annual meting.  Mr. Maddock has consented to serve for a new term.  If Mr. Maddock is elected as a director, he will continue in office until his successor has been elected and qualified or his earlier resignation or removal.

The shares represented by proxies which are executed and returned will be voted at the Annual Meeting for the election of Mr. Maddock as director, unless authority to vote for the nominee is expressly withheld.  If you sign and return the proxy card without giving any direction, the persons named in the proxy card will vote the proxy representing your shares “FOR” the election of Mr. Maddock.

Should the nominee become unavailable for any reason (which is not anticipated), the proxies (except for those marked to the contrary) will be voted for such other person as may be selected by the Board of Directors of the Company.

INFORMATION ABOUT NOMINEE AND CONTINUING DIRECTORS

The following sets out certain information about the nominee for election and the continuing directors of the Company:

		First
	Age	Became a Director

TO BE ELECTED FOR TERM ENDING IN 2008

Paul L. Maddock, Jr. (1)(2)(3)	55	1998
President of The Maddock Companies, a real estate holding company
Palm Beach, Florida since 1986
TO CONTINUE IN OFFICE UNTIL 2007

Richard C. Hitchins (1)(2)	59	1995

  President of R.C. Hitchins & Co., P.A., a CPA firm

  West Palm Beach, Florida since 1983

  President of R.C. Hitchins Financial Services, Inc., a full-service financial planning and investment firm

  West Palm Beach, Florida since 1996

TO CONTINUE IN OFFICE UNTIL 2006

Ellen Terry Benoit (3) Investor Palm Beach, Florida John T. English	53 61	2001 1994
President and Chief Executive Officer since 1998; President since 1997

(1)  Member of Audit Committee

(2)  Member of Compensation Committee

(3)  Member of Nominating and Corporate Governance Committee

The Board of Directors recommends a vote “FOR”

the election of Mr. Maddock as director.

BOARD OF DIRECTORS AND COMMITTEES

During 2004 the Board of Directors met five times.  The Board has an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee.  All of the directors attended at least 80% of the meetings of the Board of Directors and the committees on which they served during 2004.  Board members are encouraged, but not required, to attend the annual shareholder meeting.  One of the Board members attended the 2004 annual meeting.

In 2004, each director who was not also an officer or employee of the Company received an annual retainer of $13,000, $5,000 of which was paid in cash and the remainder issued in the form of shares of the Company’s common stock.    In addition, each of those directors who serve as the Chairman of a committee was paid an annual retainer of $1,000.  Directors were also paid $700 for attendance at each meeting of the Board of Directors of the Company or Flo-Gas Corporation, the Company’s wholly owned subsidiary ($700 total for both meetings if held on the same day) and per meeting fees of $500 for participation in each in-person meeting plus reasonable expenses and $250 for participation by telephone for each committee meeting.  The director who is an employee of the Company received no additional compensation for attending board meetings or serving on committees.

In 2005, each director who is not also an officer or employee of the Company will receive an annual retainer of $14,000.  In addition, each of those directors who serve as the Chairman of a committee will be paid an annual retainer of $1,500, except the Chairman of the Audit Committee who will be paid an annual retainer of $2,000.  Directors will also be paid $1,000 for attendance at each meeting of the Board of Directors of the Company or Flo-Gas Corporation, a wholly owned subsidiary ($1,000 total for both meetings if held on the same day) and per meeting fees of $700 for participation in each in-person or telephone committee meeting plus reasonable expenses.  The director who is an employee of the Company will receive no additional compensation for attending board meetings or serving on committees.

On March 18, 2005, at the recommendation of the Compensation Committee, the Board of Directors approved the Non-Employee Directors Compensation Plan.  Pursuant to the Plan, the Company will pay to each non-employee director a portion of the annual retainer fee in shares of the Company’s common stock at the discretion of the Board of Directors.  The Plan was adopted subject to the approval of the Company’s shareholders at this annual meeting.  See Proposal 2, below.

The Audit Committee operates under a written charter adopted by the Board of Directors.  The functions of the Audit Committee are:  (1) to be responsible for the selection, retention and termination of the Company's independent auditors; (2) to approve in advance the types of professional services for which the Company would retain the independent auditors and consider whether any such service would impair their independence; (3) to review the overall scope of the annual audit and the quarterly reviews, the financial statements and audit results and the independent auditors’ constructive service comments to management;  (4)  to meet as needed with the internal audit firm and review the audit work performed and their recommendations; and (5) to provide any additional function it deems necessary in connection with the internal accounting and reporting practices of the Company.  The Board of Directors has determined that each member of the Audit Committee is independent (as independence is defined in the rules of the American Stock Exchange and in Rule 10A-3 promulgated by the SEC).  Richard C. Hitchins, Chairman of the Audit Committee, serves as the Audit Committee’s “financial expert,” under applicable SEC rules.   During 2004, the Audit Committee met four times.

The functions of the Compensation Committee, each member of which is independent under the American Stock Exchange rule, are: (1) to develop an executive compensation policy and make recommendations with regard to Board of Director compensation; (2) to review and recommend to the Board of Directors adjustments to the salaries of executive officers and the annual adjustment to the compensation of all employees; and (3) to perform such related duties as may be requested by the Board.   During 2004, the Compensation Committee  was chaired by Rudy E. Schupp and met twice.

The Company has a Nominating and Corporate Governance Committee, chaired by Paul L. Maddock, Jr.  The Committee has a written charter.  The functions of the Nominating and Corporate Governance Committee, each member of which is independent under the American Stock Exchange rule, are to ensure an effective process for overseeing corporate governance matters and to recommend for the Board’s selection nominees for the Board of Directors.  The Committee determines the particular characteristics needed in a Board nominee based on the needs of the Board at a particular point in time.  As needed, the Committee will seek to identify and recruit the best available candidates.  In addition to considering nominees recommended by current Board members, the Nominating and Corporate Governance Committee will consider director nominees submitted by shareholders.  If a shareholder would like to nominate a person for consideration by the Committee, the shareholder must submit the following information to the Company’s Corporate Secretary, 401 South Dixie Highway, West Palm Beach, FL 33401:  shareholder’s name, number of shares owned, length of period held and proof of ownership; name, age and address of nominee; nominee’s detailed resume; description of any arrangements or understandings between the shareholder and the nominee; and a signed statement from the candidate confirming his or her willingness to serve on the Board of Directors.  Shareholders may submit potential director nominees at any time pursuant to these procedures.  The Committee will consider such candidates in connection with annual elections of directors, filling director vacancies, if any, and at other times deemed appropriate by the Committee.  If a shareholder seeks to nominate a candidate for director for election at the 2006 annual meeting of shareholders, the shareholder must follow the procedures described under “Shareholder Proposals for 2006 Annual Meeting,” below.

The Audit Committee charter and the Nominating and Corporate Governance Committee charter are available on our website, www.FPUC.com, under the caption “Investor Information.”

CODE OF ETHICS

The Company has adopted a Code of Ethics that applies to all of our employees and our directors.   A copy of the Company’s Code of Ethics can be found on the Company’s website at www.FPUC.com.  The Company intends to disclose future amendments to the Code of Ethics, as well as any waivers thereof, on the Company’s website to the extent permissible by the rules and regulations of the SEC and the American Stock Exchange

SECTION 16(a) BENEFICIAL OWNERSHIP COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires each of the Company's directors and executive officers, and any beneficial owner of more than 10% of the Company's common stock, to file with the Securities and Exchange Commission initial reports of   beneficial ownership of the Company's common stock and reports of changes in such beneficial ownership.  Such persons are also required by SEC regulations to furnish the Company with copies of such reports.  To the Company's knowledge, based solely on its review of the copies of such reports furnished to the Company during the fiscal year ending December 31, 2004, no director, executive officer or 10% beneficial owner failed to file on a timely basis the reports required by Section 16(a), except that each of our non-employee directors filed late one Form 4 reporting the receipt of 428 shares of common stock on May 25, 2004.

EXECUTIVE COMPENSATION

The following table summarizes the annual compensation paid to the Company’s chief executive officer and each executive officer whose total annual compensation exceeded $100,000 (the named executive officers):

Summary Compensation Table
		Annual Compensation
Name and Principal Position	Year	Salary	Other Compensation*

John T. English President and Chief	2004 2003	$203,944 $203,944	$19,537 $22,372
Executive Officer	2002	$198,000	$24,489

Charles L. Stein Senior Vice President and	2004 2003	$154,523 $154,523	$13,134 $16,582
Chief Operating Officer	2002	$150,000	$17,937

George M. Bachman Chief Financial Officer,	2004 2003	$130,000 $130,000	$12,462 $13,108
Treasurer, and Secretary	2002	$116,000	$14,212

* Includes incentive compensation, which is based on achievement of Company and personal performance objectives set by the Compensation Committee.  Compensation amounts do not include automobile benefits, which are valued at less than $10,000.

The Company had no stock option plan or long-term incentive plan during the three-year period ended December 31, 2004.

Change in Control Agreements

On June 1, 2003 the Company renewed the agreements with the named executive officers under which payments will be made under certain circumstances following a change in control of the Company.  A change in control means, in general, the acquisition by any person of 20% or more of the common stock of the Company or the change in a majority of the directors not approved by the previously elected directors.  The agreements provide that the assignment to the officer of any duties not consistent with his present position or a change in job title or office, or any failure to re-elect the officer to any position held on the date of the change in control; or a reduction in salary or the discontinuance of any bonus or specific stock option plans in effect on the date of the change in control; or a change in geographical location which results in a relocation of the officer’s position to some place in excess of fifty miles distance from its present location,  or which requires travel in excess of the officer’s current normal business travel, that the Company will make a lump sum severance payment to the officer of approximately three times the officer’s annual salary and taxable fringe benefits.  Each agreement also provides that if it becomes necessary for the officer to incur legal expenses to enforce his rights under the agreement, the Company will reimburse the officer an amount equal to twice the total amount of all legal expenses incurred by the officer to successfully enforce his rights under the agreement.  All agreements currently in effect will expire on May 31, 2006.  All agreements provide that in the event of a change in control, the term shall be automatically extended for three years, commencing on the effective date of the change in control.

Retirement Plan

The Company maintains a defined benefit pension plan for substantially all employees. Plan benefits are based on an employee's years of credited service and average plan compensation during their highest three consecutive years in their last ten years of service. The following table shows estimated annual benefits payable upon normal retirement to persons in specified remuneration and year-of-service classifications.

AVERAGE FINAL COMPENSATION DURING THE MEMBER’S HIGHEST 3 OF THE LAST 10 YEARS OF CREDITED SERVICE
	ESTIMATED ANNUAL RETIREMENT BENEFIT AT AGE 65 OF A NEW PLAN MEMBER FOR REPRESENTATIVE YEARS OF SERVICE
	15 YEARS	20 YEARS	25 YEARS	30 YEARS	35 YEARS	40 YEARS
$ 20,000	$ 4,500	$ 6,000	$ 7,500	$ 9,000	$ 10,500	$ 12,000
40,000	9,000	12,000	15,000	18,000	21,000	24,000
60,000	13,500	18,000	22,500	27,000	31,500	36,000
80,000	18,300	24,000	30,000	36,000	42,000	48,000
100,000	25,600	33,100	40,400	47,900	55,800	63,800
120,000	33,000	42,900	52,600	62,600	73,000	83,400
140,000	40,300	52,700	64,900	77,300	90,100	103,000
160,000	47,700	62,500	77,100	92,000	107,300	122,600
180,000	55,000	72,300	89,400	106,700	124,400	142,200
200,000	62,400	82,100	101,600	121.400	141,600	161,800
220,000	66,000	87,000	107,700	128,700	150,200	171,600

Compensation under the plan is the regular salary paid to an employee for service rendered to the Company, including commissions but excluding any bonuses and pay for overtime or special pay.  Mr. English, Mr. Stein, and Mr. Bachman have completed 31, 25, and 20 years, respectively, of credited service in the plan.

The benefits shown in the above table are straight-life annuity amounts.  They are not subject to any deduction for Social Security or other offset amounts. The benefit formula is dependent in part on each employee's Social Security Covered Compensation, which varies by year of birth and is an average of Social Security taxable wage bases.

Equity Compensation Plan Information

Plan Category	Number of Securities remaining available for future issuance under equity compensation plans
Equity compensation plans approved by security holders	0
Equity compensation plans not approved by security holders	125,000 *

Total	125,000

* Includes 25,000 for the Non-Employee Director Compensation Plan. This plan was adopted by the Board of Directors on March 18, 2005 and is subject to shareholder approval at the 2005 meeting of shareholders.  Pursuant to the Plan, each non-employee director shall be paid an annual retainer fee partially in cash and partially in shares of Common Stock as determined from time to time by the Board.  The total amount of the retainer fee shall also be determined from time to time by action of the Board. Also includes 100,000 shares to be added to the Employee Stock Purchase Plan previously approved by shareholders.

Compensation Committee Report

The Compensation Committee’s philosophy is to establish and maintain appropriate executive compensation levels, including those for the Chief Executive Officer, to be comparable to the compensation practices of other publicly owned regulated utilities of similar size.  The Compensation Committee establishes and administers the Company's executive compensation program to achieve objectives, which support the long-term success of the Company. These objectives include the ability to attract and retain high caliber executives, to motivate and reward executive and Company performance, and to align the interests of executives with those of the Company's shareholders.  The recommendations of the Committee are reviewed and approved by the full Board of Directors, except that the Chief Executive Officer does not participate in the review or vote on the approval of executive officer compensation.

The Committee’s recommendations for each executive’s salary is based on and established within a salary range from the Committee review of peer group companies.  The salary is paid using 85% as base compensation and the remaining 15% as incentive compensation.  The incentive compensation must be earned by meeting established corporate goals and is prorated based on the executive’s performance in achieving said goals. The Compensation Committee periodically directs management to perform a study of executive and director compensation levels in order to establish compensation ranges. The studies are based on comparable positions in companies from the small electric, gas and combination regulated utility sector using publicly available information and operational data from other publicly owned utility companies similar to the Company.

The Company's executive compensation program contains no non-cash incentive components such as stock options, excess pension awards or long-term incentive plans.  All executives are covered by the Company's non-contributory defined benefit pension plan, as set forth in another section of this Proxy

Statement, and are eligible to participate in the Company's employee stock purchase plan according to the terms and conditions applicable to all employees.  To date, the Company has not provided a match for the 401(k) plan.

Date:  March 1, 2005

 Rudy E. Schupp, Chairman

 Richard C. Hitchins

 Paul L. Maddock, Jr.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The current members of the Board of Directors’ Compensation Committee are Richard C. Hitchins and Paul L. Maddock, Jr.  None of the members of the Compensation Committee is a current or former officer or employee of the Company or its subsidiary, or has any relationship requiring disclosure under Item 404 of Regulation S-K.  In addition, no executive officer or director of the Company serves on the board of directors or compensation committee of another company where an executive officer or director of the other company also serves on the Board of Directors or Compensation Committee of the Company.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

The following chart sets forth those persons known to the Company to be the beneficial owners of more than five percent of the Company's common stock as of March 15, 2005 and of the Company’s directors and named executive officers based on 3,960,619  shares issued and outstanding on that date:

	Amount and Nature	Percent
	of Beneficial	of
Name of Beneficial Owner	Ownership	Class

Atlee M. Kohl	221,199 Trusts (1)	5.6%
3007 Skyway Circle North
Irving, TX 75038

Gabelli Funds Inc. et al	283,700 Direct	7.2%
One Corporate Center
Rye, New York 10580-1434 Ellen Terry Benoit Paul L. Maddock, Jr. Richard C. Hitchins John T. English Charles L. Stein George M. Bachman All directors and officers as a group (6) persons	146,040 Direct 25,905 Direct 3,386 Direct 17,434 Direct 9,194 Direct 5,052 Direct 207,011	3.7% Less than 1% Less than 1% Less than 1% Less than 1% Less than 1% 5.23%

(1)

Atlee M. Kohl is deemed to be the beneficial owner and shares voting and dispositive powers for 53,200 shares, 80,000 shares, 80,000 shares and 7,999 shares owned by Woodland Investment Company, Nicole Kohl Gift Trust, Woodland Investment Trust and the Nicole F. and Atlee Kohl Family Foundation, respectively.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The firm of BDO Seidman, LLP, served as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2004 and has been appointed to serve for the fiscal year ending December 31, 2005.   Representatives of BDO Seidman, LLP are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they so desire and to respond to appropriate questions from shareholders.

CHANGES IN INDEPENDENT PUBLIC ACCOUNTANTS

The Audit Committee of the Board of Directors annually considers the selection of the Company’s independent public accountants.  On April 15, 2003, the Audit Committee decided to dismiss Deloitte & Touche LLP as Florida Public Utilities Company’s independent public accountants and to engage BDO Seidman, LLP, as of April 17, 2003, to serve as FPU’s independent public accountants for the year ended December 31, 2003.  The Audit Committee made the determination as part of its responsibility under the Sarbanes-Oxley Act of 2002 and related regulations adopted and proposed by the SEC, which formally charge audit committees of public companies with the responsibility of evaluating, retaining and discharging a company’s independent auditor.

Deloitte & Touche’s reports on Florida Public Utilities Company’s consolidated financial statements as of and for the years ended December 31 2002 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.  During the year ended December 31, 2002, there were no disagreements with Deloitte & Touche on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to Deloitte & Touche’s satisfaction, would have caused them to make reference to the subject matter in connection with their report on FPU’s consolidated financial statements for such years.

FPU provided Deloitte & Touche with a copy of the foregoing disclosures.  Deloitte & Touche’s letter, dated April 18, 2003, stating its agreement with the above statements was filed as exhibit 16 to the Company’s current report on Form 8-K, filed with the SEC on April 18, 2003.

During Florida Public Utilities Company’s years ended December 31, 2002, FPU did not consult with BDO Seidman, LLP in respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on FPU’s consolidated financial statements.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

The following table presents fees for professional services rendered by BDO Seidman, LLP (“BDO Seidman”) for the fiscal years ended December 31, 2004 and 2003~~.~~

		2004	2003

Audit Fees		$125,000	$110,000
Audit Related Fees		0	0
Tax Fees		0	0
All Other Fees		0	0
	Total	$125,000	$110,000

The Audit Committee has adopted a policy regarding the pre-approval of audit and permitted non-audit services to be performed by the Company’s independent auditors.  On an annual basis, the Committee will consider and, if appropriate, approve the provision of audit and non-audit services.  Thereafter during the year, the Audit Committee will consider as necessary the provision of any additional audit and non-audit services, which are not encompassed by the annual pre-approval.  The Committee has delegated to the Chair of the Audit Committee the authority to pre-approve, on a case-by-case basis, non-audit services to be performed by BDO Seidman which are not encompassed by the Audit Committee’s pre-approval, provided that the Chair shall report any decisions to pre-approve such services to the full Committee at its next regular meeting.  There were no non-audit services provided by BDO Seidman during the 2004 fiscal year which required consideration of the compatibility of the provision of such services with BDO Seidman’s independence.

AUDIT COMMITTEE REPORT

In discharging its oversight responsibility as to the audit process, the Committee obtained from the independent auditors a formal written statement describing all relationships between the auditors and the Company that might bear on the auditors’ independence consistent with Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” discussed with the auditors any relationships that may impair their objectivity and independence and satisfied itself as to the auditors’ independence.  The Committee also discussed with management and the independent auditors the quality and adequacy of the Company’s internal control over financial reporting.  The Committee reviewed with the independent auditors their audit plans, audit scope, and identification of audit risks.

The Committee discussed and reviewed with the independent auditors all communications required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, as amended, “Communication with Audit Committees” and with and without management present, discussed and reviewed the results of the independent auditors’ examination of the financial statements.

The Committee reviewed the audited financial statements of the Company as of and for the fiscal year ended December 31, 2004, with management and the independent auditors.  Management has the responsibility for the preparation of the Company’s financial statements and the independent auditors have the responsibility for the examination of those statements.

Based on the above-mentioned review and discussions with management and the independent auditors, the Committee recommended to the Board that the Company’s 2004 audited financial statements be included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2004, for filing with the Securities and Exchange Commission.

Date:  March 18, 2005

 Richard C. Hitchins, Chairman

 Paul L. Maddock, Jr.

 Rudy E. Schupp

PERFORMANCE GRAPH

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN

DOLLARS
200
180
160
140
120
100
80
60
40
20
0
12/99
12/00
12/01
12/02
12/03
12/04
FLORIDA PUBLIC UTILITIES COMPANY
RUSSELL 2000
S & P UTILITIES

The following graph compares the yearly percentage change and the cumulative total of shareholder return on the Company’s common stock with the cumulative return on the Russell 2000 Index (Russell 2000) and Standard & Poor’s Utilities Index (S&P Utilities) for the last five calendar years.    These comparisons assume the investment of $100 in the Company’s common stock and each of the indices on January 1, 1999 and the reinvestment of dividends.  The stock price performance shown in the graph below should not be considered indicative of future stock performance.

			Cumulative Total Return
	Dec-99	Dec-00	Dec-01	Dec-02	Dec-03	Dec-04

FPU	100	99.27	111.9	133.44	147.4	184.65
RUSSELL 2000	100	96.98	99.39	79.03	116.38	137.71
S & P UTILITIES	100	157.19	109.34	76.55	96.65	120.11

Proposal 2:

To consider and vote upon a proposal to approve a Non-Employee Director Compensation Plan.

Shareholders are being asked to approve the Non-Employee Director Compensation Plan (the “Plan”).  The Board of Directors approved the Plan on March 18, 2005 upon the recommendation of the Compensation Committee, subject to shareholder approval.

The Plan is intended to provide certain equity compensation to non-employee directors to better ensure that the interests of such non-employee directors are aligned with those of the Company’s stockholders.

The Plan authorizes the payment to each non-employee director of an annual retainer fee payable annually partially in cash and partially in shares of common stock, as determined from time to time by the board. There are currently four non-employee directors eligible to participate in the Plan. The maximum number of shares of common stock authorized for issuance under the Plan is 25,000.

The Plan may be amended, modified or terminated at any time by the Board of Directors, except that an amendment to increase the number of shares of common stock available under the Plan would require approval of the shareholders.  Any shareholder desiring to obtain a copy of the plan document may do so upon written request to the Corporate Secretary, 401 South Dixie Highway, West Palm Beach, Florida 33401.

New Plan Benefits

Name & Position	Employee Stock Purchase Plan Dollar Value ($) *	Non-Employee Director Compensation Plan Dollar Value ($)	Number of Units **
Jack T. English, CEO	$2,409
Charles L. Stein, Senior VP and COO	$3,784
George M Bachman, CFO, Treasurer & Secretary	$2,752
Total Executive Group	$8,945
Non-Executive Director Group	N/A	$32,000	1,712

*   Reflects the 15% discount in the Employee Stock Purchase Plan assuming payroll deductions  of 6%, 13% and 10%, respectively, of the executive’s salary.

**  Based on payment in common stock of approximately $32,000 assuming a market price of $18.89 per share..  On March 15 , 2005, the closing price of the Company’s common stock on the American Stock Exchange was $19.78 per share.

The Board of Directors unanimously recommends a vote “FOR”

approval of the Non-Employee Director Compensation Plan.

Proposal 3:

To consider and vote upon a proposal to approve the amendment to the Employee Stock Purchase Plan to increase the shares available under the plan by 100,000 treasury shares.

Shareholders of the Company are being asked to approve the amendment of the Company’s  Employee Stock Purchase Plan (“ESPP”) increasing the number of shares available under the plan by 100,000 treasury shares.  The ESPP was originally adopted effective July 1, 1966.  It was approved by the Company’s shareholders on April 19, 1966. On March 1, 2005, the Board of Directors of the Company approved an amendment to the ESPP to increase the number of shares available under the plan, effective January 1, 2004, subject to shareholder approval of this amendment.  In the event that shareholder approval is not obtained, then the ESPP will be terminated.

The ESPP is designed to allow eligible employees of the Company to purchase shares of common stock at six-month intervals through accumulated periodic payroll deductions under the Plan.  The following is a summary of the principal features of the plan.  Any shareholder who wishes to obtain a copy of the actual plan document may do so upon written request to the Corporate Secretary, 401 South Dixie Highway, West Palm Beach, Florida 33401.

Administration.  The ESPP is administered by the Treasurer of the Company.

Securities Subject to the ESPP.  The number of shares of common stock reserved for issuance under the ESPP was 8,750 prior to the Board’s amendment increasing the authorized to 100,000.  At the time of the Board’s amendment, all of the shares of common stock previously reserved for issuance under the plan had been issued.  The Board’s amendment thus extends the plan and adds more available shares.  The shares will be limited to treasury shares.

Eligibility and Participation.  Company employees who have completed six months of service with the Company, work over 20 hours per week and are employed by the Company for over 5 months per calendar year are eligible to participate in the ESPP.  As of March 1, 2005, there are approximately 325 employees eligible to participate in the ESPP, including the Company’s named executive officers.  Participation by such employees is entirely voluntary.

Offering Periods and Purchase Options.  Shares of the Company’s common stock will be offered under the ESPP through a series of offering periods of six months each.  The six-month periods of January 1 to June 30 and July 1 to December 31, are the offering periods during which payroll deductions will be accumulated under the ESPP.  At the time the participant joins the offering period, he or she will be granted an option to purchase Company common stock on the last day of such offering period at 85% of the closing price for the Common Stock on the American Stock Exchange on the day the option is granted, subject to certain limitations imposed by Section 423 of the Internal Revenue Code of 1986, as amended.  On March 15, 2005, the closing price of the common stock on the American Stock Exchange was $19.78.

Each employee who continues to be a participant in the ESPP on the last day of the offering period shall be deemed to have exercised the option provided the option price is not greater than the closing price on the American Stock Exchange on such date. The participant will be deemed to have purchased such number of common stock shares as the participant’s accumulated payroll deductions will pay for at such option price.

Payroll Deductions.  Each participant may authorize periodic payroll deductions of up to 15% of his or her regular pay.

Withdrawals.  A participant may withdraw from the ESPP at any time prior to the last day of each offering period by delivering notice to the Company.  A participant’s rights will automatically terminate upon the participant ceasing to be an employee of the Company.  Upon termination all payroll deductions will be refunded to the participant.

Amendment and Termination.  The Board of Directors of the Company may amend or terminate the ESPP at any time, provided that material amendments are approved by the shareholders of the Company.   The Plan will terminate upon the date on which all shares available for issuance thereunder are sold pursuant to exercised options.

New Plan Benefits.  No options will be granted and no shares will be issued under the ESPP unless the amendment is approved by the shareholders at the annual meeting.  See New Plan Benefits table, above, for information relating to potential ESPP benefits for the named executive officers.

Federal Tax Consequences.  The ESPP is intended to be an “employee stock purchase plan” within the meaning of Section 423 of the Internal Revenue Code.  Under a plan which so qualifies, no taxable income will be recognized by a participant and no deductions will be allowable to FPU upon either the grant or the exercise of the options.  Taxable income will not be recognized until there is a sale or other disposition of the shares acquired under the Plan or in the event the participant should die while still owning the purchased shares.

If the participant sells or otherwise disposes of the purchased shares within two years after his or her entry date into the offering period in which the shares were acquired or within one year after the purchase date on which those shares were actually acquired, then the participant will recognize ordinary income in the year of sale or disposition equal to the amount by which the fair market value of the shares on the purchase date exceeded the purchase price paid for those shares, and the Company will be entitled to an income tax deduction for the taxable year in which such disposition occurs, equal in amount to such excess.

If the participant sells or disposes of the purchased shares more than two years after his or her entry date into the offering period in which the shares were acquired and more than one year after the purchase date of the shares, then the participant will recognize ordinary income in the year of sale or disposition equal to the lesser of (i) the amount by which the fair market value of the shares on the sale or disposition date exceeded the purchase price paid for those shares or (ii) the excess of the fair market value of the shares on the participant’s entry date into that offering period over the purchase price which would have been paid for those shares had they been purchased on such entry date; and any additional gain upon the disposition will be taxed as a long-term capital gain.  The Company will not be entitled to an income tax deduction with respect to such disposition.

If the participant still owns the purchased shares at the time of his or her death, the personal representative of the participant’s estate must report as ordinary income in the year of the participant’s death the lesser of (i) the amount by which the fair market value of the shares on the date of death exceeds the purchase price or (ii) the excess of the fair market value of the shares on the start date of the offering period in which those shares were acquired over the purchase price which would have been paid for those shares had they been purchased on that start date.

Accounting Treatment.  Under the accounting principles which are now applicable to employee stock purchase plans such as the ESPP, the fair value of each option which is granted or vests under the ESPP will be charged as a direct compensation expense to the Company’s reported earnings over the offering period to which that option pertains.  The fair value of each such option will be determined as of its grant date.

The Board of Directors unanimously recommends a vote “FOR”

approval of the amended Employee Stock Purchase Plan.

Proposal 4:

Ratification of Appointment of Independent Registered Public Accounting Firm.

The Audit Committee has appointed the independent registered public accounting firm of BDO Seidman, LLP to audit the accounts of the Company for the fiscal year ending December 31, 2005.  Although this appointment is not required to be submitted to a vote of our shareholders, the Board of Directors believes it is appropriate to request that shareholders ratify this appointment   If the shareholders do not ratify the appointment of BDO Seidman, the Audit Committee investigate the reasons for shareholder rejection and the appointment will be reconsidered by the Audit Committee.

The Board of Directors unanimously recommends a vote “FOR”

ratification of the appointment of BDO Seidman LLP.

SHAREHOLDER PROPOSALS FOR 2006 ANNUAL MEETING

Shareholder proposals intended to be presented at FPU’s 2006 annual meeting of shareholders must be received by us by December 5, 2005 for inclusion in our proxy statement and form of proxy card for that meeting pursuant to SEC Rule 14a-8.  In order for a shareholder to bring other business before the 2006 annual meeting, we must receive timely advance notice of such business no later than February 18, 2006.

COMMUNICATING WITH THE COMPANY’S BOARD OF DIRECTORS

Shareholders can communicate with the members of the Company’s Board of Directors by writing to:  Board of Directors, Florida Public Utilities Company, 401 South Dixie Highway, West Palm Beach, Florida 33401.  At each Audit Committee meeting, the Corporate Secretary delivers to the Chairman of the Audit Committee all communications received since the last meeting.

OTHER MATTERS

The Board of Directors knows of no other matters to be presented for consideration at the 2005 annual meeting.  If any other matter shall properly come before the meeting, the persons named in the accompanying proxy card intend to vote on such matter in accordance with their judgment.

ANNUAL MEETING OF SHAREHOLDERS OF

FLORIDA PUBLIC UTILITIES COMPANY

May 10, 2005

Please date, sign and mail your proxy card in the envelope provided as soon as possible.

↓ Please detach along perforated line and mail in the envelope provided. ↓

10033030000000000000 7 051005

The Board of Directors recommends a vote "FOR" the election of director and "FOR" approval of the Non-Employee Directors Compensation Plan, the amendment to the Company's Employee Stock Purchase Plan and ratification of BDO Seidman as the Company's registered independent auditing firm.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. To elect one director:

NOMINEE:

☐ FOR NOMINEE — Paul L. Maddock, Jr.

☐ WITHHOLD AUTHORITY FOR NOMINEE

In their discretion, the proxies are authorized to vote upon any other business which may properly come before the meeting and all adjournments thereof.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Signature of Shareholder ____ Date: ____ Signature of Shareholder ____ Date: ____

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

FLORIDA PUBLIC UTILITIES COMPANY

PROXY FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD MAY 10, 2005 SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints John T. English and George M. Bachman, or any one of them with power of substitution in each, proxies to vote all Common Stock of Florida Public Utilities Company which the undersigned may be entitled to vote at the Annual Meeting of Shareholders of said Company to be held on Tuesday, May 10, 2005, or any adjournment thereof, as designated on the reverse side.

The shares represented by the proxy will be voted as described on the reverse hereof by the Shareholder. If not otherwise directed, this proxy will be voted FOR the election of director of Paul L. Maddock, Jr., approval of the Non-Employee Directors Compensation Plan, the amendment to the Company's Employee Stock Purchase Plan and ratification of the appointment of BDO Seidman, LLP as the Company's registered independent public accounting firm.

(Continued, and to be signed and dated on the reverse side.)